POWER OF ATTORNEY
SECTION 16 REPORTS

I hereby make, constitute and appoint each of Tom Allen and Ed Danduran and each person who at the time of acting pursuant to this Power of Attorney is Executive Vice President or Chief Financial Officer of ACME Communications (the Company), each acting singly, my true and lawful attorney in fact to:
(1) prepare, sign, acknowledge, deliver and file for me and on my behalf, Forms 3, 4 and 5 and any amendments thereof in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the 1934 Act) and the rules of the Securities and Exchange Commission (SEC), with respect to securities or contracts of (or with respect to) the Company, and Form ID or other information to secure an access and any other code and/or CIK number to permit my filing via EDGAR; (2) do and perform any and all acts for me and on my behalf which may be necessary or desirable to complete any such Form 3, 4 or 5 and file in any authorized manner such form and this power of attorney with the SEC and any stock exchange or similar authority;
(3) seek or obtain, as my representative and on my behalf, information concerning transactions in or with respect to the Companys securities from any third party, including brokers, employee benefit plan administrators and trustees, knowing that I hereby authorize any such person to release any such information to the attorney in fact and approve any such release of information; and (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to me, in my best interest, or legally required of me, it being understood that the documents executed by such attorney in fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion. I hereby grant to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. This Power of Attorney authorizes, but does not require, each such attorney in fact to act in his or her discretion on information provided to such attorney in fact without independent verification of such information. I further acknowledge that the foregoing attorneys in fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the 1934 Act or any liability I may have with respect to transactions reported or reportable thereunder. This Power of Attorney shall remain in full force and effect until I am no longer required to file Section 16 reports with respect to my holdings of and transactions in or involving securities issued by the Company, or earlier if I revoke it in a signed writing delivered to each of the foregoing attorneys in fact.

			Date:  December 21, 2006
			Signature:  /s/ Frederick G. Wasserman
			Printed Name:   Frederick G. Wasserman